UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2013
Date of Report (Date of earliest event reported)

TAGLIKEME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Third Floor, 7-8 Conduit Street, Mayfair, London, UK	W1S 2XF
(Address of principal executive offices)	(Zip Code)

44 207 290 6919
Registrant’s telephone number, including area code
___________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Hanover Holdings Securities Purchase Agreement/12% Convertible Note

On April 15, 2013, the Board of Directors of the Company authorized the execution of that certain securities purchase agreement dated April 15, 2013 (the "Securities Purchase Agreement") with Hanover Holdings I, LLC ("Hanover Holdings") and that certain 12% convertible note in the principal amount of $32,500.00 (the "Convertible Note").

The Convertible Note provided that Hanover Holdings is entitled, at its option, at any time after the issuance of the Convertible Note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into shares of the Company's common stock at a conversion price (the “Conversion Price”) for each share of common stock equal to a price which is a 55% discount from the lowest trading price in the five (5) trading days prior the day that Hanover Holdings requests conversion, unless otherwise modified by mutual agreement between the parties (the “Conversion Price”). Moreover, if the Company's shares of common stock are chilled for deposit at DTC and/or becomes chilled at any point while the Convertible Note remains outstanding, an additional 8% discount will be attributed to the Conversion Price. The Company will not be obligated to issue fractional conversion shares. Hanover Holdings may convert the Convertible Note into shares of common stock by surrendering the Convertible Note to the Company, with the form of conversion notice attached to the Convertible Note executed by Hanover Holdings evidencing its intention to convert. Additionally, in no event shall the Conversion Price be less than $0.00004.

The Company is required to hold in reserve an aggregate of 15,000,000 shares of its common stock in anticipation of receipt of a conversion notice from Hanover Holdings.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.03	Securities Purchase Agreement dated April 15, 2013 between TagLike Me Corp. and Hanover Holdings I, LLC.

10.04	12% Convertible Note dated April 15, 2013 between TagLikeMe Corp. and Hanover Holdings I, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TagLikeMe Corp.

DATE: May 28, 2013	By:	/s/ Richard Elliot-Square
Name: Richard Elliot-Square
Title: President/Chief Executive Officer

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